EXHIBIT 10.33
Execution Copy
FIRST AMENDMENT TO
CREDIT AGREEMENT AND GUARANTEE AND COLLATERAL AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”) is dated as of March 8, 2007, and entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (“Borrower”), the lenders party thereto that are party hereto (the “Required Lenders”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“CS”), as Administrative Agent (in such capacity, “Administrative Agent”), as Collateral Agent (in such capacity, the “Collateral Agent”), as Outgoing Issuing Bank (as hereinafter defined) and as Outgoing Swingline Lender (as hereinafter defined and together with the Administrative Agent, Collateral Agent and Outgoing Issuing Bank, the “Agents”) and THE FROST NATIONAL BANK (“Frost”), as Incoming Issuing Bank (as hereinafter defined) and Incoming Swingline Lender (as hereinafter defined) (Incoming Swingline Lender, together with Incoming Issuing Bank, the “Incoming Bank”). Capitalized terms used but not defined herein having the meaning given them in Section 1 of the Credit Agreement, hereinafter defined.
Recitals
     Whereas, (i) Borrower, the Required Lenders, the Agents and the other parties thereto have entered into that certain Credit Agreement dated as of January 31, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) Borrower, certain Subsidiaries of Borrower, the Agents and the other parties thereto have entered into that certain Guarantee and Collateral Agreement dated as of January 31, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement” and together with the Credit Agreement, the “Agreements”);
     Whereas, the Borrower desires to replace CS with Frost both as Issuing Bank (CS in such capacity, the “Outgoing Issuing Bank” and Frost in such capacity, the “Incoming Issuing Bank”) and as Swingline Lender (CS in such capacity, the “Outgoing Swingline Lender” and Frost in such capacity, the “Incoming Swingline Lender”);
     Whereas, the Borrower has requested certain amendments to the Agreements;
     Whereas, the Outgoing Issuing Bank and the Outgoing Swingline Lender are willing to resign as Issuing Bank and Swingline Lender, respectively, and the Incoming Issuing Bank and the Incoming Swingline Lender are willing to accept the appointment as Issuing Bank and Swingline Lender, respectively; and
     Whereas, the Required Lenders and the Agents are willing to agree to the amendments requested by the Borrower, on the terms and conditions set forth in this Amendment;

     Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, Required Lenders and the Agents agree as follows:
     1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:
          1.1. Amendments to Section 1.01. Section 1.01 of the Credit Agreement shall be amended as follows:
          (a) The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
          ““First Amendment” shall mean the First Amendment to Credit Agreement and Guarantee and Collateral Agreement, dated March 8, 2007, by and among the Borrower, the Required Lenders, the Agents and The Frost National Bank.”
          ““First Amendment Effective Date” shall have the meaning set forth in Section 6 of the First Amendment.”
          ““Frost” shall mean The Frost National Bank.”
          ““Zero Balance Period Commencement Date” shall have the meaning set forth in Section 2.13(a)(ii).”
          (b) The reference to “CS” in clause (a) of the first sentence of the definition of “Issuing Bank” in Section 1.01 of the Credit Agreement shall be amended by deleting the reference to “CS” and replacing such reference with the following: “Frost.”
          (c) The reference to “Credit Suisse” in the definition of “Swingline Lender” in Section 1.01 of the Credit Agreement shall be amended by deleting the reference to “Credit Suisse” and replacing such reference with the following: “Frost.”
          1.2. Amendments to Section 2.01. Section 2.01 of the Credit Agreement shall be amended by inserting the following proviso at the end of the penultimate sentence of such Section, as follows:
          “, provided that no Revolving Credit Borrowings shall be requested or made during each sixty (60) day period commencing on each Zero Balance Period Commencement Date.”
          1.3. Amendments to Section 2.13(a). Section 2.13(a) of the Credit Agreement shall be amended by inserting “(i)” following “(a)” in the first sentence of such Section and inserting the following clauses (ii) and (iii) following the new clause (i):

          “, and (ii) on any single Business Day during each successive twelve (12) month period following the Closing Date and commencing with the twelve (12) month period starting on January 31, 2008 (each such date the “Zero Balance Period Commencement Date”), Borrower shall (A) pay all outstanding Revolving Credit Borrowings as of such date such that the outstanding principal amount of Revolving Credit Borrowings after such payment is zero and (B) concurrent with such payment, notify the Administrative Agent that such payment is being made to fulfill Borrower’s obligations under this Section 2.13(a)(ii), provided, however, that such payment and delivery of such notice must be made at least sixty (60) days prior to the end of each such twelve (12) month period.”
          1.4. Amendments to Sections 2.13(b), (c), (d), (e) and (f). Each of Sections 2.13(b), (c), (d), (e) and (f) of the Credit Agreement shall be amended by deleting the clause “prepay outstanding Term Loans in accordance with Section 2.13(g)” that appears therein and replacing it with the following: “prepay outstanding Term Loans (and, following the repayment of the Term Loans in full in cash, the Revolving Credit Loans) in accordance with Section 2.13(g).”
          1.5. Amendments to Section 2.13(g). Section 2.13(g) of the Credit Agreement shall be amended by inserting the following text after the clause “third, to prepay Revolving Loans to the full extent thereof” in the first sentence thereof: “(with a corresponding permanent decrease in the Revolving Credit Commitments)”.
          1.6. Amendments to Section 2.24(b). Section 2.24(b) of the Credit Agreement shall be amended by deleting the “and” which follows clause (vii), deleting the “.” which follows clause (viii), inserting “; and” following clause (viii) and inserting the following clause (ix) following the existing clause (viii):
          “(ix) Borrower shall have received the consent of the Required Revolving Credit Lenders, if any (such consent not to be unreasonably withheld or delayed).”
          1.7. Other Amendments. In order to correct typographical errors, those Sections of the Credit Agreement set forth in Schedule A (Typographical Corrections — Credit Agreement) shall be amended as described therein.
     2. AMENDMENTS TO GUARANTEE AND COLLATERAL AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Guarantee and Collateral Agreement is hereby amended as follows:
          2.1. Amendments to Section 1.1. Section 1.1(b) of the Guarantee and Collateral Agreement shall be amended as follows:
          (a) The following definitions shall be inserted in the appropriate alphabetical order:

          ““Cash Management Obligations” shall mean all obligations and liabilities of the Grantors and/or any Subsidiaries thereof to any Agent, Lender or any Affiliate of any Agent or Lender with respect to treasury, depositary bank and/or cash management services evidenced by written agreements entered into by and among any one or more of any of the Grantors and/or any Subsidiary thereof, on the one hand, and any Agent, Lender or any Affiliate of any Agent or Lender, on the other.”
          ““Qualified Deposit Bank” shall mean, with respect to (a) any Specified Deposit Account Control Agreement, any deposit bank party thereto that, at the time such Specified Deposit Account Control Agreement was entered into, was a Lender, an Agent or an Affiliate of a Lender or an Agent and (b) any Cash Management Obligations, any deposit bank that, at the time such Cash Management Obligations originated, was a Lender, an Agent or an Affiliate of a Lender or an Agent.”
          ““Specified Deposit Account Control Agreement” shall mean any deposit account control agreement (a) entered into by (i) the Borrower or any of the Subsidiaries in accordance with Section 5.2(d) hereof and (ii) any Lender or any Affiliate thereof or any Agent or any Affiliate thereof, or any person that was a Lender or an Affiliate thereof or an Agent or Affiliate thereof when such deposit account control agreement was entered into and (b) which has been designated by such Lender or Agent and the Borrower, by notice to the Collateral Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Deposit Account Control Agreement; provided that the designation of any deposit account control agreement as a Specified Deposit Account Control Agreement shall not create in favor of any Lender or Affiliate thereof or any Agent or any Affiliate thereof that is a party thereto any rights in connection with the management or release of any Pledged Collateral or of the obligations of any Guarantor under this Agreement.”
          (b) Lines 7, 8, 12, 18 and 22 of the definition of “Borrower Obligations” in Section 1.1(b) of the Guarantee and Collateral Agreement shall be amended as follows:
     Line 7: Insert “(and, with respect to the Cash Management Obligations, any Subsidiary of any Grantor)” following “obligations and liabilities of the Grantors”.
     Line 8: Insert “Specified Deposit Account Control Agreements, and Cash Management Obligations” following “Specified Hedge Agreements”.
     Line 12: Insert “, any Specified Deposit Account Control Agreement, any Cash Management Obligations” following “Specified Hedge Agreement”.
     Line 18: Insert “, any Specified Deposit Account Control Agreement or any Cash Management Obligations” following “Specified Hedge Agreement”.
     Line 22: Insert “, any Specified Deposit Account Control Agreement or any Cash Management Obligations” following “Specified Hedge Agreements”.
          (c) The definition of “Borrower Obligations” in Section 1.1(b) of the Guarantee and Collateral Agreement shall be further amended by deleting the “and” which precedes proviso (iii) in line 23 of such definition, inserting “,” following proviso (ii), deleting the “.” following existing proviso (iii) and inserting the following proviso (iv) following the existing proviso (iii):
          “; and (iv) the amount of secured obligations under any and all such Specified Deposit Account Control Agreements and Cash Management Obligations, in the aggregate, shall not, at any time, exceed $5,000,000.”
          (d) The definition of “Secured Parties” in Section 1.1(b) of the Guarantee and Collateral Agreement shall be further amended by inserting “, any Specified Deposit Account Control Agreement or any Cash Management Obligations” following the reference to “Specified Hedge Agreement” in line 3 of such definition, inserting “or Qualified Deposit Bank” following the reference to “Qualified Counterparty” in line 3 of such definition and inserting “and no Qualified Deposit Bank” following the reference to “no Qualified Counterparty” in the proviso of such definition.
          2.2. Amendments to Section 1.2(f). Section 1.2(f) of the Guarantee and Collateral Agreement shall be amended by deleting the “.” following the reference to “Specified Hedge Agreement” in line 3 of such section and inserting “or a Specified Deposit Account Control Agreement or is owed any Cash Management Obligation.” after “Specified Hedge Agreement”.
          2.3. Amendments to Section 2.1(e). Section 2.1(e) of the Guarantee and Collateral Agreement shall be amended by inserting “, any Specified Deposit Account Control Agreement or any Cash Management Obligations” following “Specified Hedge Agreement” in line 11 of such section.
          2.4. Amendments to Section 5. Section 5 of the Guarantee and Collateral Agreement shall be amended by inserting “, any Specified Deposit Account Control Agreement or any Cash Management Obligations” following “Specified Hedge Agreement” in line 3 of the lead-in to such section.
          2.5. Amendments to Section 8.15(a). Section 8.15(a) of the Guarantee and Collateral Agreement shall be amended by inserting “, any Specified Deposit Account Control Agreement or any Cash Management Obligations” following “Specified Hedge Agreement” in line 2 of such section.
          2.6. Other Amendments. In order to correct typographical errors, those Sections of the Guarantee and Collateral Agreement set forth in Schedule B (Typographical Corrections — Guarantee and Collateral Agreement) shall be amended as described therein.
     3. RESIGNATIONS AND APPOINTMENTS.
          3.1. Resignation of Issuing Bank and Swingline Lender. Notwithstanding any method or timing regarding the resignation with respect to either Issuing Bank or Swing Line Lender set forth in the Credit Agreement, CS, in its capacity as Outgoing Issuing Bank and

Outgoing Swingline Lender, hereby resigns as Issuing Bank and Swingline Lender under the Credit Agreement, effective as of the First Amendment Effective Date, and the parties hereto acknowledge, accept and approve such resignation (it being understood that Section 9.05 of the Credit Agreement shall continue in effect for the benefit of CS in respect of any actions taken or omitted to be taken by it as Issuing Bank and Swingline Lender under the Credit Agreement prior to the First Amendment Effective Date).
          3.2. Appointment of Issuing Bank and Swingline Lender. The Borrower hereby appoints Frost to act as “Issuing Bank” and “Swingline Lender” under the Credit Agreement, effective as of the First Amendment Effective Date. By providing its countersignature hereto, Frost, in its capacity as Incoming Issuing Bank and Incoming Swingline Lender hereby accepts, acknowledges and agrees to such appointments and shall hereby become the replacement “Issuing Bank” and the replacement “Swingline Lender” for all purposes under the Credit Agreement, effective as of the First Amendment Effective Date. All parties hereto acknowledge, accept and approve such appointments.
          3.3. Acknowledgement of CS. Upon the effectiveness of this Amendment, CS acknowledges and agrees that none of the Loan Parties have any further obligations to CS in its capacities as Issuing Bank or Swingline Lender under the Credit Agreement or any Loan Document, provided that, notwithstanding the foregoing or any future termination of the Credit Agreement, the Loan Parties shall remain obligated to CS, in its capacities as Issuing Bank and Swingline Lender, with respect to any of their ongoing indemnification obligations under the Credit Agreement.
     4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Required Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:
          4.1. Power and Authority. Each of the Loan Parties has all corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Agreements.
          4.2. Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Agreements as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.
          4.3. No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Agreements as amended hereby do not and will not conflict with or violate (a) any provision of the governing documents of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order, judgment or decree of any court or other governmental agency binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.
          4.4. Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Borrower Obligations.
          4.5. No Default or Event of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.
          4.6. No Material Adverse Effect. No event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
          4.7. Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.
     5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agents (by hand delivery, mail or telecopy) by each Loan Party, each Required Lender, the Outgoing Issuing Bank, Outgoing Swingline Lender, Incoming Issuing Bank and Incoming Swingline Lender and only if and when each of the following conditions is satisfied:
          5.1. No Default or Event of Default; Accuracy of Representations and Warranties. No Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Credit Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date).
          5.2. The Frost National Bank Joinder Agreement. A Joinder Agreement whereby Frost has become a Revolving Credit Lender with a Revolving Commitment of at least $15,000,000 shall have been executed and delivered by all parties thereto and shall have become effective in accordance with Section 2.24 of the Credit Agreement on or prior to March 31, 2007.
          5.3. Delivery of Documents. The Agents shall have received such additional documents as the Agents may reasonably request in connection with this Amendment.

     6. EFFECTIVE DATE. This Amendment shall become effective (the “First Amendment Effective Date”) on the date of the satisfaction of the conditions set forth in Section 5 of this Amendment.
     7. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Agreements and other Loan Documents shall mean the Agreements as amended hereby. Except as expressly amended hereby or waived herein, the Agreements and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.
     8. MISCELLANEOUS. Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.
     9. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     10. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.
     11. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof. The execution, delivery and effectiveness of this Fist Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.
     12. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.
[signatures follow; remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement and Guarantee and Collateral Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE
HOLDINGS, INC., as Borrower

By:	/s/ Mark E. Pape

Name: Mark E. Pape
Title: Chief Financial Officer and
Executive Vice President

First Amendment to Credit Agreement
and Guarantee and Collateral Agreement

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as Administrative Agent, Collateral
Agent	, Outgoing Issuing Bank and Outgoing
Swing	line Lender

By:	/s/ John D. Toronto

Name: John D. Toronto
Title: Director

By:	/s/ Denise L. Alvarez

Name: Denise L. Alvarez
Title: Associate

First Amendment to Credit Agreement
and Guarantee and Collateral Agreement

THE FROST NATIONAL BANK, as Incoming
Issuing Bank and Incoming Swingline Lender

By:	/s/ Stephen S. Martin

Name: Stephen S. Martin
Title: Vice President

First Amendment to Credit Agreement
and Guarantee and Collateral Agreement

SCHEDULE A
Typographical Corrections — Credit Agreement

Section of the
Credit Agreement	Typographical Correction
Section 1.01
   • The following defined terms (not used in the Credit Agreement) shall be deleted: “Existing Indebtedness,” “Frost First Amendment,” “New Revolving Loan” (following the defined term “New Revolving Loan Lender”), “Senior Secured Debt,” “Trust Fund” and “Trust Preferred Notes.”

Section 1.01
   • The definition of “Required Revolving Credit Lenders” shall be moved from its current position preceding the definition of “Required Minimum Percentage” to the position following the definition of “Required Payment Percentage.”

• The reference to “Section 4.02(s)” in the definition of “Survey” shall be changed to “Section 4.02(g).”
• The reference to “Section 4.02(q)” in the definition of “Title Insurance Company” shall be changed to “Section 4.02(o).”

Throughout
   • Each reference to “Revolving Lender” in the Credit Agreement shall be replaced with “Revolving Credit Lender” and each reference to “Revolving Lenders” in the Credit Agreement shall be replaced with “Revolving Credit Lenders.”

Throughout	• Each reference to “New Revolving Commitments” in the Credit Agreement shall be changed to “New Revolving Loan Commitments.”

Section 2.24(a)(i)	• Reference to “or Eligible Assignees” in line 10 thereof shall be deleted.

Section 2.24(a)(ii)	• The ““” (quote symbol) preceding the reference to “New Revolving Loan Lender” in sub-clause (B) of such section and the “”)” following such reference shall be deleted.

Section 2.25(b)	• The reference to “Term Loan Maturity Date or the” in clause (i) of such section shall be deleted.
• Insert “)” following the reference to “Section 4” in the last line of such section.

Section 5.09(e)	• The reference to “r” following “Premium Finance Co.” in the first line of such section shall be changed to “or.”

Section 6.01(d)	• The reference to “, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d)” shall be deleted.

Section 6.06	• The reference to “Holders” in the last line of such section shall be changed to “holders.”

Section 6.08(a)	• The reference to “domestic” shall be changed to “Domestic.”

Article VII, clause (f)(ii)	• The reference to “Premium Financing Facility” shall be changed to “Premium Finance Facility.”

Section 9.05(c)	• The reference to “them” in the first line of such section shall be changed to “it.”

Section 9.05(d)	• The reference to “each” in the first line of such section shall be changed to “it.”

Section 9.08(b)	• The reference to “Section 7.01” shall be changed to “Article VII” in the third proviso of such section.

SCHEDULE B
Typographical Corrections — Guarantee and Collateral Agreement

Section
of the Credit
Agreement	Typographical Correction
Section 4.14	• Delete the “(a)” following the heading “Governmental Approval; Filings.”

Section 5.3(b)	• The reference to “Each Secured Party” in the last sentence of such section shall be changed to “The Collateral Agent.”

Section 5.6	• Insert “or” following the reference to “clause (i),” in line 3 of such section and delete “or (iv)” following the reference to “(iii)” in line 3 of such section.

Exhibit C	• Delete the existing headings “SECTION 2” through “SECTION 14” and replace each with “SECTION 1” through “SECTION 13” respectively.